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                                                              EXHIBIT (a)(1)(iv)

                          CANYON RESOURCES CORPORATION
                                 EXCHANGE OFFER
                        NOTICE TO WITHDRAW FROM THE OFFER

         (THIS FORM SHOULD ONLY BE USED IF YOU WISH TO WITHDRAW YOUR TENDERED WARRANTS AND EXERCISE PRICE FROM THE OFFER TO EXCHANGE).

         I previously received a copy of Canyon Resources Corporation's ("Canyon") Offer to Exchange an Exercise Price and Certain Outstanding Warrants for Common Shares and New Warrants dated July 9, 2003 (the "Offer") and the Election Form. I signed, dated and returned the Election Form in which I elected to accept Canyon's Offer. I also tendered my Exercise Price and the warrant certificate representing my Warrants that were eligible for participation in the Offer. I now wish to change my previous election, REJECT Canyon's Offer and not surrender any of my Warrants or Exercise Price for exchange. I have read all of the terms and conditions of the Offer, including the consequences of withdrawing.

         I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice to Withdraw from the Offer (the "Notice to Withdraw") via fax or mail delivery (e-mail is not sufficient) for receipt by 5:00 p.m., Mountain Time, on August 6, 2003 (the "Expiration Date"), or if Canyon extends the Offer, the extended expiration of the Offer, to:

                          CANYON RESOURCES CORPORATION
                          Attention: Richard H. De Voto
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401
                             Telephone: 303/278-8464
                             Facsimile: 303/279-3772

         I understand that by withdrawing my acceptance of the Offer, I will not receive any common shares or New Warrants pursuant to the Offer and I will keep the Warrants that I have. These existing Warrants will continue to be governed by the existing warrant certificate between Canyon and me.

         I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form, along with my warrant certificate and the Exercise Price, in accordance with the instructions on the Election Form for receipt by 5:00 p.m., Mountain Time, on August 6, 2003.

         I have received and read the instructions attached to this Notice to Withdraw and by signing this Notice to Withdraw, I understand that I am bound by the additional terms and conditions set forth in the instructions attached hereto. I have signed this Notice to Withdraw and printed my name exactly as they appear on the Election Form.



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                 I DO NOT ACCEPT THE OFFER TO EXCHANGE ANY OF MY
                           WARRANTS OR EXERCISE PRICE.


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Signature                                Social Security/Social Insurance/
                                         National ID/Tax File Number


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Name (Please Print)                      Date and Time


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E-mail address

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Home or Work Address










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              INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF THE NOTICE TO WITHDRAW FROM THE OFFER. A properly completed and executed original of the Notice to Withdraw (or a faxed copy of it), and all other documents required by the Notice to Withdraw, must be received by Canyon either via mail delivery or fax (e-mail is not sufficient) by 5:00 p.m., Mountain Time, on the Expiration Date, or if the Offer is extended, before the extended expiration of the Offer, by the person noted on the front page of the Notice to Withdraw.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY CANYON AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW WITHIN TWO BUSINESS DAYS. IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR NOTICE TO WITHDRAW HAS BEEN RECEIVED BY US.

         Although by submitting the Notice to Withdraw, you have withdrawn tendered Warrants and your Exercise Price from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. If the Offer is extended by Canyon beyond such time, you may tender your Warrants and Exercise Price at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form with your warrant certificate and Exercise Price to Canyon, while you still have the right to participate in the Offer. Your Warrants and Exercise Price will not be properly tendered for purposes of the Offer unless the withdrawn Warrants and Exercise Price are properly re-tendered before the Expiration Date by delivery of the new Election Form, the warrant certificate and the Exercise Price, following the procedures described in the Instructions to the Election Form.

         By signing the Notice to Withdraw (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your Warrants and Exercise Price.

         2. SIGNATURES ON THE NOTICE TO WITHDRAW FROM THE OFFER. If the Notice to Withdraw is signed by the holder of the eligible Warrants, the signature must correspond with the name as written on the face of the warrant certificate without alteration, enlargement or any change whatsoever. IF YOUR NAME HAS BEEN LEGALLY CHANGED SINCE YOUR WARRANT CERTIFICATE WAS SIGNED, PLEASE SUBMIT PROOF OF THE LEGAL NAME CHANGE. If the Notice to Withdraw is singed by an attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Canyon of the authority of that person so to act must be submitted with the Notice to Withdraw.

         3. OTHER INFORMATION ON THE NOTICE TO WITHDRAW FROM THE OFFER. In addition to signing the Notice to Withdraw, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address, home or work address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.



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         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions regarding the mechanics of the Offer or requests for copies of the relevant documents should be directed to Richard H. De Voto, President, Canyon Resources Corporation (telephone: 303/278-8464 or e-mail: rhdevoto@canyonresources.com) or to Gary C. Huber, Vice President-Finance, Canyon Resources Corporation (telephone: 303/278-8464 or e-mail: ghuber@canyonresources.com). For questions regarding the legal, financial or tax implications of the Offer, you should contact your own legal, financial and tax advisors. Copies will be furnished promptly at Canyon's expense.

         5. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Notice to Withdraw will be determined by Canyon in its sole discretion. Canyon's determinations shall be final and binding on all parties. Canyon reserves the right to reject any or all Notices to Withdraw that Canyon determines not to be in proper form, the acceptance of which may, in the opinion of Canyon's counsel, be unlawful. Canyon also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw, and Canyon's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw must be cured within the time as Canyon shall determine. Neither Canyon nor any other person is or will be obligated to give notice of any defects or irregularities in Notice to Withdraw, and no person will incur any liability for failure to give any such notice.

           IMPORTANT: THE NOTICE TO WITHDRAW (OR A FAXED COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY CANYON ON OR BEFORE THE EXPIRATION DATE.




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